EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

            We consent to the incorporation in this Registration Statement on Form S-8, of our report dated September 27, 2007 relating to the balance sheet and the related statements of operations, stockholders' equity, and cash flows of Kronos Advanced Technologies, Inc. at June 30, 2007. We also consent to the reference to our firm under the caption "Experts" in the prospectus.



                                /s/ Sherb & CO., LLP
                                ----------------------------------------
                                SHERB & CO., LLP,
                                Certified Public Accountants
New York, NY
November 20, 2007